STOCK PURCHASE AGREEMENT

                                 By and Between

                               FLOOR DECOR, INC.,
                             a Delaware corporation

                                       and

                   EAGLE EYE SCANDINAVIAN DISTRIBUTION LIMITED
                       An English private limited company

                                       and

                      MASTER ENTERPRISES LIMITED AND OTHERS

                                       and

                                CHRISTOPHER STURM

                                       and

                                   CARL FREER

                             as of December 1, 2001


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                                        i
                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I. - DEFINITIONS......................................................1
         1.1      In the Agreed Form..........................................1
         1.2      Assets......................................................1
         1.3      Business....................................................2
         1.4      Buyer.......................................................2
         1.5      Closing Date................................................2
         1.6      Code........................................................2
         1.7      Collateral Agreements.......................................2
         1.8      Company.....................................................2
         1.9      Company Management Accounts.................................2
         1.10     Consideration Shares........................................2
         1.11     Contracts...................................................2
         1.12     Damages.....................................................3
         1.13     Disclosure Schedule.........................................3
         1.14     Environmental Claim.........................................2
         1.15     Environmental Law...........................................3
         1.16     ERISA.......................................................3
         1.17     FD Disclosure Schedule......................................3
         1.18     FD Financial Statements.....................................4
         1.19     FD Shares...................................................4
         1.20     GAAP........................................................4
         1.21     Governmental Authority......................................4
         1.22     Hazardous Materials.........................................4
         1.23     Hazardous Material Activity.................................4
         1.24     Intangible Rights...........................................4
         1.25     Material Adverse Effect.....................................4
         1.26     Ordinary Course of Business.................................4
         1.27     Permits.....................................................5
         1.28     Purchase Price..............................................5
         1.29     Release.....................................................5
         1.30     Shares......................................................5
         1.31     Tax or Taxes................................................5
         1.32     The Warrantors..............................................5


ARTICLE II. - SALE AND PURCHASE OF THE ASSETS.................................5
         2.1      Sale and Purchase of the Shares.............................5
         2.2      Method of Transfer .........................................5
         2.3      No Liens....................................................5
         2.4      Assumed Liabilities.........................................5

ARTICLE III. - PURCHASE PRICE AND METHOD OF PAYMENT...........................6
         3.1      Purchase Price..............................................6
         3.2      Stock Consideration.........................................6
         3.3      Allocation of Purchase Price................................6
         3.4      Investment Restrictions.....................................6

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


ARTICLE IV. - CLOSING.........................................................6
         4.1      Closing.....................................................6
         4.2      Warrantors and Company Performance
                   at Closing.................................................6
         4.3      Buyer's Performance at Closing..............................9
         4.4      Termination in Absence of Closing...........................10

ARTICLE V. - REPRESENTATIONS AND WARRANTIES OF THE
               WARRANTORS AND OF THE COMPANY..................................11
         5.1      Organization................................................12
         5.2      Capitalization..............................................12
         5.3      Corporate Documents.........................................12
         5.4      Subsidiaries................................................12
         5.5      Authority...................................................12
         5.6      Company Management Accounts.................................13
         5.7      Title to Assets.............................................13
         5.8      Liabilities.................................................13
         5.9      Obligations to Affiliates...................................13
         5.10     Real Property...............................................13
         5.11     Personal Property...........................................13
         5.12     Employee Benefit............................................13
         5.13     Employee Matters ...........................................15
         5.14     Employment Practices........................................16
         5.15     Insurance...................................................16
         5.16     Contracts and Commitments...................................16
         5.17     Inspection of Records.......................................17
         5.18     Inventories.................................................17
         5.19     Equipment and Other Tangible Property.......................17
         5.20     Permits.....................................................17
         5.21     Intangible Rights...........................................17
         5.22     Unregistered Securities.....................................17
         5.23     Litigation..................................................18
         5.24     Compliance with Laws........................................18
         5.25     Absence of Material Changes.................................18
         5.26     Banking Information.........................................19
         5.27     Tax Returns.................................................19
         5.28     Accounts Receivable.........................................20
         5.29     Brokers' Commissions........................................20
         5.30     Books and Records...........................................20
         5.31     Accuracy of Information.....................................20
         5.32     Environmental Matters.......................................21

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


ARTICLE VI. - REPRESENTATIONS AND WARRANTIES
         OF FD    ............................................................21
         6.1      Organization................................................21
         6.2      Capitalization..............................................21
         6.3      Corporate Documents.........................................21
         6.4      Authority...................................................22
         6.5      Financial Statements........................................22
         6.6      Title to Assets.............................................22
         6.7      Liabilities.................................................22
         6.8      Employee Benefit Plans......................................23
         6.9      Employee Matters............................................24
         6.10     Employment Practices........................................25
         6.11     Insurance...................................................25
         6.12     Inspection of Records.......................................25
         6.13     Permits.....................................................25
         6.14     Intangible Rights...........................................25
         6.15     Litigation..................................................25
         6.16     Compliance with Laws........................................26
         6.17     Banking Information.........................................26
         6.18     Tax Returns.................................................26
         6.19     Accounts Receivable.........................................26
         6.20     Brokers' Commissions........................................26
         6.21     Books and Records...........................................27
         6.22     Accuracy of Information.....................................27
         6.23     Environmental Matters.......................................27
         6.24     Public Filings..............................................27

ARTICLE VII. - OBLIGATIONS PRIOR TO CLOSING...................................28
         7.1      As to the Company...........................................28
         7.2      As to FD....................................................30
         7.3      Consummation of Transactions................................30
         7.4      No Negotiations.............................................31
         7.5      Disclosure Schedule.........................................31

ARTICLE VIII. - CONDITIONS PRECEDENT TO THE CLOSING...........................32
         8.1      Conditions to Obligations of Buyer .........................32
         8.2      Conditions to Obligations of the Company
                  the Vendors and the Warrantors..............................33

ARTICLE IX. - POST-CLOSING OBLIGATIONS........................................34
         9.1      Survival of the Closing.....................................34
         9.2      Further Assurances..........................................34
         9.3      Confidentiality.............................................34
         9.3      Non-Competition Agreement...................................34
         9.4      Publicity...................................................36

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ARTICLE X. - MISCELLANEOUS....................................................36
         10.1     Costs and Expenses..........................................36
         10.2     Remedies....................................................36
         10.3     Disclosure Schedule.........................................36
         10.4     Attorneys' Fees.............................................36
         10.5     Risk of Loss................................................36
         10.6     Assignment and Amendment of Agreement.......................36
         10.7     Notices.....................................................36
         10.8     Entire Agreement............................................37
         10.9     Waiver......................................................37
         10.10    Governing Law; Venue........................................38
         10.11    Counterparts................................................38
         10.12    Captions....................................................38
         10.13    Successors and Assigns......................................38
         10.14    Interpretation..............................................38
         10.15    Severability................................................38
         10.16    Rights of Third Parties.....................................38

         Schedule 1 - The Vendors.............................................41
         ----------

         Disclosure Schedule..................................................42

         FD Disclosure Schedule


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



                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of the 28th day of November, 2001, by and between FLOOR DECOR, INC., a Delaware corporation ("Buyer" or "FD"), EAGLE EYE SCANDINAVIAN DISTRIBUTION LIMITED, an English private limited company (the "Company"), THE PERSONS whose names and addressed are set out in Schedule 1 hereto (collectively "the Vendors"), and CHRISTOPHER STURM and CARL FREER (collectively the "Warrantors").

                                 R E C I T A L S

     A. The Company markets and distributes certain vehicle communication gateway systems and related electronic communications systems and equipment within the European continent;

     B. Buyer desires to purchase the issued share capital of the Company upon the terms and subject to the conditions set forth herein.

     C. The issued share capital of Buyer at the date hereof is approximately 54,000,000 shares of common stock with a par value of $0.001 each, of which approximately 31,000,000 are fully tradeable and approximately 23,000,000 are not fully tradeable.

     D. Buyer, the Company, the Warrantors and the Directors of FD desire to make certain representations, warranties and agreements in connection with this Agreement and the transactions contemplated hereby.

     Now, Therefore, in consideration of the premises and the mutual benefits to be derived therefrom and of the respective mutual covenants and agreements hereinafter set forth and such other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                             ARTICLE I. - DEFINITION

     All capitalized terms used in this Agreement which are not otherwise defined in this Agreement, are used as defined in this Article I or elsewhere in this Agreement.

     1.1. In the Agreed Form - in the form agreed between the parties and initialed for the purposes of identification.

     1.2. Assets - all of the assets of the Company, including without limitation all of the Company's interest in all or any of the following (i) inventory of the Company; (ii) cash in the Company's accounts; (iii) all equipment, machinery, furniture, fixtures, and all other fixed assets owned by the Company; (iv) the name Eagle Eye Scandinavian Distribution" and any other service mark, trade mark, or trade name used in connection with all the Company's Business at any time prior to the Closing Date and all related goodwill; (v) tangible personal property, together with such additions thereto and deletions therefrom as shall have occurred in the ordinary course of the Business prior to the Closing Date; (vi) intangible personal property, including any contracts and personal property leases pertaining to the Business to which the Company is a party; (vii) the Company's interest in leased real property;
(viii) all books and records; (ix) all prepaid expenses of the Company and security deposits with respect to the leases or any other acquired assets; (x) all receivables of the Company; (xi) causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Company with respect to the Business or ownership, use, function or value of any of the Assets (xii) the Permits, to the extent assignable; (xiii) to the extent not described above, all other assets comprising or used in the Business whether or not reflected on the books and records of the Company.

     1.3. Business- shall mean the marketing, sales, and distribution business as conducted by the Company since the date of incorporation preceding the execution of this Agreement and such additional sales generated thereafter through the Closing Date.

     1.4. Buyer - shall mean Floor Decor, Inc., a Delaware corporation.

     1.5. Closing Date - shall mean February 11, 2002, subject to fulfillment of all of the terms and conditions of this Agreement, or such other date thereafter as may be agreed upon in writing by all parties hereto.

     1.6. Code - shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     1.7. Collateral Agreements - shall mean any and all agreements, instruments, certificates or documents required or expressly provided for in this Agreement or otherwise reasonably required by either party to be executed and delivered in connection with the transaction contemplated by this Agreement.

     1.8. Company - Eagle Eye Scandinavian Distribution Limited, an English private limited company.

     1.9. Company Management Accounts - the management accounts of the Company in the agreed form from incorporation on October 9, 2001 to November, 2001 to be prepared by Mr. Desmond Kong ACCA ACEA.

     1.10. Consideration Shares - the 2,000,000 unregistered and previously unissued FD Shares to be allotted and issued by FD to the Vendors as consideration for the purchase of the Shares.

     1.11. Contracts - shall mean any and all contracts, agreements, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, liens, indebtedness, approvals, or other instruments or undertakings to which the Company or as the case may be FD is a party or to which or by which the Company or as the case may be FD or the property of Company or as the case may be FD is subject or bound, excluding any Permits.

     1.12. Damages - shall mean any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses, and assessments, including all attorneys' fees and costs, and interest accruing on such damages.

     1.13. Disclosure Schedule - shall mean the Disclosure Schedule prepared by the Company and the Warrantors containing the disclosures, exhibits, and schedules required pursuant to the terms of this Agreement.

     1.14. Environmental Claim - shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent, decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Material, (c) in connection with any Hazardous Material or actual or alleged Hazardous Material Activity, (d) from any abatement, removal, remedial, corrective or other response action in connection with a Hazardous Material, Environmental Law or other order of a Governmental Authority, or (e) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

     1.15. Environmental Law - shall mean any current or future legal requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water, and groundwater), and includes, in the case of the FD Warranties, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss. 9601, et seq., Solid Waste Disposal Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.ss. 6901, et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C.ss. 1251, et seq., Clean Air Act of 1966, as amended, 42 U.S.C.ss. 7401, et seq., Toxic Substance Control Act of 1976, 15 U.S.C. ss. 2601, et seq., Hazardous material Transportation Act, 49 U.S.C. App.ss. 1801, et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C.ss. 651, et seq., Oil Pollution act of 1990, 33 U.S.C.ss. 2701, et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.ss. 11001, et seq., National Environmental Policy Act of 1969, 42 U.S.C.ss. 4321, et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C.ss. 300(f), et seq., any similar, implementation or successor law, and any amendment, rule, regulation, order or directive issued thereunder.

     1.16. ERISA - shall mean the Employment Retirement Income Security Act of 1974, as amended.

     1.17. FD Disclosure Schedule - the disclosure schedule prepared by the Directors of FD containing the disclosures, exhibits and schedules required pursuant to the terms of this agreement.

     1.18. FD Financial Statements - FD's Form 10-KSB for the fiscal year ended December 31, 2001, and Form 10 QSB for the quarter ended September 30, 2001, as filed on EDGAR.

     1.19. FD Shares - FD shares of common stock having a par value of $0.001 each.

     1.20. GAAP - shall mean generally accepted accounting principles for corporate financial statements prepared in the United States.

     1.21. Governmental Authority - shall mean any nation, country (including, but not limited to the United States of America) commonwealth, state, territory or possession thereof and any political subdivision of any of the foregoing, including, but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

     1.22. Hazardous Materials - shall mean any and all elements or compounds which are contained in a list of hazardous substances by the United States Environmental Protection Agency ("EPA") and the list of toxic pollutants designated by the United States Congress or the EPA or defined by any other Federal, state or local statute, law, ordinance, code rule, regulation order or degree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, medical, toxic or dangerous waste, substance or material as now or at any time in effect.

     1.23. Hazardous Material Activity - shall mean any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

     1.24. Intangible Rights - shall mean any and all information, trade secrets, patents, copyrights, trademarks, trade names and other intangible properties that are necessary or customarily used by the Company in the operation of its Business, or as the case may be, by FD in the operation of its business.

     1.25. Material Adverse Effect - shall mean an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows, conditions (financial or otherwise) or prospects of the Company which is materially adverse to the Business, or as the case may be of FD, which is materially adverse to its business.

     1.26. Ordinary Course of Business - shall mean the conduct and operation of the business of the Company, or as the case may be of FD, only in the manner in which it conducted and operated such business during the twelve (12) months preceding the Closing Date, following its usual and ordinary accounting practices, making ordinary accruals, incurring ordinary liabilities and expenditures, and making ordinary commitments for merchandise, insurance, rentals and other ordinary business purposes.


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


     1.27. Permits - shall mean any and all permits, licenses, agencies, orders or contracts granted by any Governmental Authority necessary or used in the operation of the Business by the Company, or as the case may, of FD's business, in each case as presently conducted.

     1.28. Purchase Price - shall mean the Consideration Shares deliverable to the Vendors for the purchase of the Shares, all as more fully set forth in
Article III herein.

     1.29. Release - shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks and other receptacles containing or previously containing any Hazardous Material, or Medical Waste.

     1.30. Shares - shall mean all outstanding issued shares in the capital of the Company.

     1.31. Tax or Taxes - shall mean any federal, state, local or foreign, income, gross receipt, license, payroll, employment, excise, communications, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transaction, transfer, registration, value added, alternative, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

     1.32. The Warrantors - Christopher Sturm and Carl Freer, each being one of the Vendors.

                  ARTICLE II. - SALE AND PURCHASE OF THE ASSETS

     2.1 Sale and Purchase of the Shares - On the terms and subject to the conditions of this Agreement, on the Closing Date the Vendors shall sell, convey, assign, transfer, and deliver to Buyer, and Buyer shall purchase, acquire, and accept delivery of the Shares.

     2.2 Method of Transfer - The sale, transfer, conveyance, assignment, and delivery by the Vendors of the Shares to the Buyer in accordance with Section
2.1 hereof shall be effected through the delivery by the Vendors of duly executed stock transfer forms together with the relative share certificates for all the Shares, and such other conveyances and transfers of documents (if any) as are necessary in the reasonable discretion of the Buyer to vest lien free title in Buyer in the Shares.

     2.3 No Liens - The Vendors shall transfer good and marketable title to the Shares to Buyer free and clear of all liens, charges, claims, security interests, adverse interests, and encumbrances of any kind whatsoever owed to, owed by, accrued to, or in favor of any person or party whatsoever.

     2.4 Assumed Liabilities - Buyer shall assume all the liabilities and obligations of the Company in existence at the Closing Date, as set out in the Disclosure Schedule.


               ARTICLE III. - PURCHASE PRICE AND METHOD OF PAYMENT

     3.1 Purchase Price - Subject to the further terms and conditions of this Agreement, as consideration for the Shares purchased by the Buyer, and subject to compliance by the Warrantors, and the Company with the warranties and undertakings contained in this Agreement, Buyer shall pay the Purchase Price by issuing the Consideration Shares duly authorized, validly issued, fully paid and non-assessable on the Closing Date to the Vendors in the amounts set out in Schedule l on the further terms and the conditions described in this Agreement and subject to Rule 144 of the United States Securities and Exchange Commission referred to in the "investment restrictions" in Paragraph 3.4.

     3.2 Stock Consideration - FD agrees that as soon as practicable after the date of the Agreement and in any event on or prior to the Closing Date the Consideration Shares will have a par value of $0.001 per share.

     3.3 Allocation of Purchase Price - The purchase price for the Shares shall be allocated in accordance with Section 1060 of the Internal Revenue Code as determined by the parties at closing, and the parties shall cooperate to have the transaction classified in Section 368(a) or other appropriate Internal Revenue Code Section transaction in order to effectuate a tax free exchange.

     3.4 Investment Restrictions - All the Consideration Shares shall be "Restricted Securities" as that term is defined pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"). The Warrantors hereby represent that the Consideration Shares are being acquired for investment purposes only and not with a view to the distribution thereof except as may be permitted by the 1933 Act. Certificates representing Consideration Shares when issued shall contain a restrictive legend to the effect that the Consideration Shares have not been registered pursuant to the 1933 Act or any state having jurisdiction thereof and may not be sold, transferred or otherwise disposed of except in compliance with the 1933 Act or unless Buyer receives an opinion of counsel reasonably satisfactory to it that an exemption from registration is available. A stop transfer order shall be placed on the Consideration Shares with Buyer's transfer agent. The Warrantors and the Company agree that for a one (1) year period following the Closing Date, they will not transfer, sell, hypothecate or pledge any of the Consideration Shares without the prior written consent of Buyer.

                              ARTICLE IV. - CLOSING

     4.1 Closing - Subject to the terms and conditions of this Agreement, the Closing (the "Closing") shall take place at 9:30 a.m. on the Closing Date, or such other date as is mutually agreed between the parties. The Closing shall take place at the offices of counsel for the Buyer.

     4.2 Warrantors and Company Performance at Closing - At or prior to the Closing, the Warrantors and the Company shall deliver to Buyer:

     (a) duly executed and issued transfer documents conveying the Shares to Buyer;

     (b)  a certificate duly executed by the Warrantors to the effect that:

          (i) all of the representations and warranties made by the Warrantors and the Company in this Agreement are true and correct in all material respects as of the Closing Date;

          (ii) none of the covenants made by the Warrantors or the Company in this Agreement have been breached in any material respect as of the Closing Date;

          (iii) all conditions precedent set forth in Section 8.1 have been satisfied as of the Closing Date;

          (iv) nothing has occurred which has caused a Material Adverse Effect on the condition of the Company since the date of the Company Management Accounts, whether financial or otherwise, through the Closing Date;

     (c) all approvals and consents of all appropriate Governmental Authorities, if any, including all consents to the transfer of ownership of the Company as it impacts the Company's Permits;

     (d) written evidence that this Agreement and the transactions contemplated hereunder have been approved by the Company's Board of Directors in accordance with appropriate law;

     (e) investment letters in a form acceptable to counsel for FD signed by the Vendors and the Warrantors pertaining to the Consideration Shares;

     (f) such other certificates, documents, and instruments as may be reasonably requested by Buyer in connection with the transactions contemplated by this Agreement.

     (g) a legal of counsel in form and substance satisfactory to Buyer and its counsel that:

          (i) the Company has been duly organized and is validly existing and in good standing under the laws of England and Wales and is duly qualified to do business and is in good standing in each jurisdiction in which the character and location of the properties owned by them or the nature of the business transacted by them makes such qualification necessary;


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


          (ii) the Company has the full power to conduct its Business as presently conducted and to execute and deliver this Agreement and to perform its obligations hereunder;

          (iii) the execution and delivery of the Agreement, performance by the Company and the Warrantors of their obligations under the Agreement and the exercise by the Company or the Warrantors of the rights created by the Agreement do not (a) violate the Company's Memorandum and Articles of Association; (b) to the best of counsel's knowledge, constitute a breach of or a default under any indenture, mortgage, lease or other agreement or instrument to which any of the Company or the Warrantors is a party or by which they or their assets are bound; (c) to the best of counsel's knowledge, result in the creation of a mortgage, lien, charges, resolutions, pledge, security interest, options, lease, claim, right of any third party, easement, encroachment or other encumbrance upon the capital stock or assets of the Company; or
               (d) to the best of counsel's knowledge, violate any law, statute, regulation, ordinance, rule, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by the Governmental Authority;

          (iv) the Company and the Warrantors have authorized the execution, delivery and performance of this Agreement and the Collateral Agreements by all necessary corporate and Warrantors action and to the best of counsel's knowledge, this Agreement and the Collateral Agreements each is a valid and binding obligation of the Company and Warrantors enforceable against the Company and the Warrantors in accordance with applicable law;

          (v) no notice, report or other filing or registration with, and no consent, approval or authorization of, any central or local Governmental Authority is required to be submitted, made or obtained by the Company in connection with the execution, delivery and performance of the Agreement;

          (vi) to the best of counsel's knowledge, neither the Company nor the Warrantors are parties to any contract or subject to any other legal resolution which would prevent or restrict complete and full performance of any of the terms and conditions of this Agreement or compliance with any of their obligations hereunder;

          (vii) except as set forth in the Disclosure Schedule, to the best of counsel's knowledge, there are no pending or threatened actions, claims, investigations or other proceedings against the Company or the Warrantors;

          (viii) except as set forth in the Disclosure Schedule, the Company has good and marketable title to all of its assets free and clear of all liens, mortgages, pledges, conditional sales agreements, security interests, restrictions, judgments, options, charges, claims or encumbrances of any kind;

          (ix) the Vendors and the Company have good and marketable title to the common stock of the Company and of the Assets, respectively, in each case free and clear of all liens, mortgages, pledges, conditional sales agreements, security interests, restrictions, judgments, options, charges, claims or encumbrances of any kind;

          (x) the instruments of conveyance and assignment delivered by the Vendors to Buyer in accordance with their terms have vested in Buyer all right, title, and interest to the Shares, free and clear of all liens, mortgages, pledges, conditional sales agreements, security interests, restrictions, judgments, options, charges, claims or encumbrances of any kind;

          (xi) to the best of counsel's knowledge, all of the Contracts to which the Company is a party are valid and subsisting and no default exists thereunder;

          (xii) to the best of counsel's knowledge, the Company is in compliance with all central and local laws and regulations relating to it and its Business.

     4.3 Buyer's Performance at Closing - At or prior to Closing, Buyer shall deliver or cause to be delivered to the Warrantors on behalf of the Vendors, the following:

          (a)  the Consideration Shares as required in Section 3.1;

          (b) a certificate duly executed by the President of FD to the effect that :

               (i) all of the representations and warranties made by the Directors of FD in this Agreement are true and correct in all material respects as of the Closing Date;

               (ii) all conditions precedent set forth in Section 8.2 have been satisfied as of the Closing Date;

               (iii) nothing has occurred which has caused a Material Adverse
                    Effect on the condition of FD since the date of the FD Financial Statements, whether financial or otherwise, through the Closing Date;

     (c) written evidence that this Agreement and the transactions contemplated hereunder have been approved by the Board of Directors of FD in accordance with appropriate law;

     (d) satisfactory evidence that the Company's designees shall be the only authorized signatories with respect to each of Buyer's bank accounts and credit facilities, including such as are listed in the FD Disclosure Schedule.

     (e) such other certificates, documents and instruments as may be reasonably requested by the Warrantors in connection with the transactions contemplated by this Agreement;

     (f) an opinion of counsel in form and substance satisfactory to the Warrantors and his counsel that:


          (i) FD has been duly organized and is validly existing and in good standing under the laws of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which the character and location of the properties owned by it or the nature of the business transacted by it makes such qualification necessary;

          (ii) FD has the full power to conduct its business as presently conducted and to execute and deliver this Agreement and to perform its obligations hereunder;

          (iii) the execution and delivery of the Agreement, performance by FD of its obligations under the Agreement and the exercise by FD of the rights created by the Agreement to not (a) violate FD's Articles or Certificate of Incorporation or By-laws; (b) to the best of counsel's knowledge, constitute a beach of or a default under any indenture, mortgage, lease or other agreement or instrument to which FD is a party or by which it or its assets are bound; (c) to the best of counsel's knowledge, result in the creation of a mortgage, lien, charges, resolutions, pledge, security interest, options, lease, claim, right of any third party easement, encroachment or other encumbrances upon the capital stock or assets of FD; and (d) to the best of counsel's knowledge, violate any law, statute, regulation, ordinance, rule, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by the Governmental Authority;

          (iv) FD has authorized the execution, delivery and performance of this Agreement and the Collateral Agreements by all necessary corporate and Warrantors action and to the best of counsel's knowledge, this Agreement and the Collateral Agreements each is a valid and binding obligation of FD enforceable against it in accordance with applicable law;

          (v) no notice, report or other filing or registration with, and no consent, approval or authorization of any Federal, state or local Governmental Authority is required to be submitted, made or obtained by FD in connection with the execution, delivery and performance of the Agreement;

          (vi) to the best of counsel's knowledge, FD is not a party to any contract or subject to any other legal resolution which would prevent or restrict complete and full performance of any of the terms and conditions of this Agreement or compliance with any of its obligations hereunder; and

          (vii) except as set forth in the FD Disclosure Schedule, to the best of counsel's knowledge, there are no pending or threatened actions, claims, investigations or other proceedings against FD.

     4.4 Termination in Absence of Closing

     (a) If by the close of business on the Closing Date, the Closing has not occurred (except as may otherwise be extended), then Buyer or the Vendors may thereafter terminate this Agreement by written notice to the other parties hereto, without liability of the terminating party to any other party to this Agreement, unless the reason for closing having not occurred is (i) the terminating party or parties breach of any of its or their obligations, representations, warranties or covenants or other provisions of this Agreement; or (ii) the failure of the terminating party or parties to perform its or their obligations hereunder; provided, however, the defaulting parties shall have twenty (20) days following written notice of any default within which to cure such default. In such event, the defaulting party shall be liable to all other parties for specific performance and for all Damages incurred by the terminating party or parties, including but not limited to all expenses, costs and attorney fees incurred in due diligence, negotiation of this Agreement, the drafting of this Agreement and all Collateral Agreements by the terminating party or parties and otherwise representing such non-defaulting parties.

     (b) This Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by Buyer without liability, if:

          (i) any representation or warranty made herein for the benefit of Buyer or any certificate, schedule or document furnished to Buyer pursuant to this Agreement is untrue in any material respect ; or

          (ii) the Company or Warrantors shall have defaulted in any material respect in the performance of any obligation under this Agreement;

          (iii) the Company's financial or business condition has suffered a material adverse effect in the reasonable judgment of FD.

     In the event that Buyer terminates this Agreement in accordance with the provisions contained in this Section 4.4(b) then the Warrantors and the Company shall be liable to Buyer for all Damages incurred by Buyer including, but not limited to, all expenses, costs, and attorney's and accounting fees incurred in the due diligence, negotiation and drafting of this Agreement in contemplation of the transactions contained herein.

     (c) This Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by the Vendors, if:

          (i) any representation or warranty made herein for the benefit of the Vendors or any certificate, schedule or document furnished to the Vendors, the Company or the Warrantors pursuant to this Agreement is untrue in any material respect; or

          (ii) the Buyer or FD shall have defaulted in any material respect in the performance of any obligation under this Agreement; or

          (iii) the Buyer's financial or business condition has suffered a Material Adverse Effect in the reasonable judgment of the Warrantors.

     In the event that the Company terminates this Agreement in accordance with the provisions contained in this Section 4.4(c), then the Company shall be entitled to its reasonable attorney's fees and expenses incurred in connection with this Agreement.

                  ARTICLE V. - REPRESENTATIONS AND WARRANTIES
                      OF THE WARRANTORS AND OF THE COMPANY

     The Warrantors and the Company represent and warrant to Buyer that, except as set forth in the Disclosure Schedule (which Disclosure Schedule is dated the date hereof and delivered by the Warrantors and the Company to Buyer and deemed a part hereof by this reference), that the representations and warranties contained in Article V are true and correct as of the date hereof:

     5.1 Organization - The Company is a corporation duly organized, validly existing, and in good standing under the laws of England The Company has the corporate power to own, manage, lease and hold its assets and engage in its businesses where such assets are located, is duly qualified to do business and is in good standing in each jurisdiction in which the character and location of the properties owned by it or the nature of the business transacted by it makes such qualification necessary.

     5.2 Capitalization - The Vendors together hold all the Shares. There are no other classes of capital stock authorized by the Company. All of the Shares are duly authorized, validly issued, fully paid and non-assessable. The Company has not authorized and there is not outstanding at the date hereof, any preferred stock, options, warrants or other rights to purchase any capital stock of the Company. There is no shareholder, voting trust or any other agreements restricting the transfer of the common stock. All of the Shares are owned free and clear of any liens, encumbrances, claims, security agreements, pledges or other restrictions. The Shares were not issued in violation of any preemptive rights or of any laws.

     5.3 Corporate Documents - The Memorandum and Articles of Association of the Company attached to the Disclosure Schedule are true and correct as of the Closing Date. The stock and minute books of the Company that have been made available to Buyer for review contain a complete and accurate record of all shareholders of the Company and all actions of the shareholders and directors (and any committees thereof) of the Company.

     5.4 Subsidiaries - The Company does not have any subsidiaries and neither the Company nor any Vendor has any interest, direct or indirect, or has any commitment to purchase any interest in, any other corporation, partnership, joint venture or other business enterprise or entity which in any way consists of any part of the Business. The Business is conducted only through the Company.

     5.5 Authority - The Company and the Vendors have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and any Collateral Agreement executed in connection with the closing constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligations of such parties enforceable in accordance with their terms. No consent of any central, municipal or other Governmental Authority is required for the execution, delivery or performance of this Agreement. Neither the execution and delivery of this Agreement and/or any Collateral Agreement or other document or instrument contemplated by this Agreement, nor the performance by the Company or the shareholder of the terms and provisions hereof or thereof will (a) violate the Memorandum and Articles of Association of the Company; (b) result in a breach or violation of any known provision of, or constitute a default under, any indenture, mortgage, lease or other agreement or instrument to which the Company or the Vendors are is a party or by which any of the Company's assets are bound; (c) violate any law, statute, regulation, ordinance, rule, order, decree, judgment, court decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority; or (d) result in the creation of any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance on the common stock or on any of the assets of the Company.

     5.6 Company Management Accounts - The Company Management Accounts, prepared by Grant Thornton, CPA, are correct and are in accordance with the books and records of the Company, do not reflect any transactions which are not bona-fide transactions and do not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements contained therein in light of the circumstances in which they are made, not misleading. Since the date of the Company Management Accounts, there has been no material adverse change in the assets, liabilities, business, operations or condition, financial or otherwise, of the Company from that shown on the Company Management Accounts.

     5.7 Title to Assets - The Disclosure Schedule contains a list of all tangible and intangible assets owned by the Company. Except as provided in the Disclosure Schedule, the Company has good, marketable and insurable title to its assets, free and clear of any and all liens, mortgages, pledges, conditional sales assignments, security interests, judgments, options, adverse claims, encumbrances or other restrictions or limitations whatsoever.

     5.8 Liabilities - As of the date hereof, the Company had no liabilities, fixed or contingent, which are not fully shown or provided for in the Company Management Accounts or as listed in the Disclosure Schedule. All liabilities of the Company have been incurred in the Ordinary Course of Business.

     5.9 Obligations to Affiliates - Other than as disclosed, the Company is not a party to any agreement with, and does not owe any amount or have any such commitment to any of its shareholders, directors, officers, employees, consultants or affiliates, and none of such persons owe any amounts to the Company.

     5.10 Real Property - The Company does not as at the date hereof, and will not at Closing own, or have any option to own or any right of first refusal to own or lease any real property.

     5.11 Personal Property - There are no claims or rights of any third party in connection with any personal property previously owned or held by the Company.

     5.12 Employee Benefit

     (a) The Disclosure Schedule contains a description of all employee benefit plans sponsored, maintained or contributed to by the Company for the benefit of the Company' employees or which has been sponsored, maintained or contributed to anytime during the Company's existence:

          (i) each employee benefit plan as such term is defined inss.3(3) of ERISA, including but not limited to employee benefit plans which are not subject to the provisions of ERISA (collectively referred to as "Plans");

          (ii) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay policy or agreement, deferred compensation agreement or arrangement and each other employee benefit plan, agreement, arrangement, program, practice or understanding benefit programs are true, correct and complete copies of each of the Plans, related trusts and benefit programs including all amendments thereto, have been furnished to FD.

     (b) There has been furnished to FD, with respect to all Plans or benefit programs required to comply with ERISA, all reports and summary plan descriptions. Except as otherwise set forth in the Disclosure Schedule:

          (i) the Company does not contribute to or have any obligation to contribute to, and has not at any time contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of ss. 3(37) of ERISA ("Multi-Employer Plan") or a multiple employer plan within the meaning of ss. 413(b) and (c) of the Code;

          (ii) the Company has performed all obligations whether arising by operation of law or by contract required to be performed by it in connection with the Plans and benefit programs and there have been no defaults or violations by any other party to the Plans or benefit programs and will indemnify Buyer against any and all obligations and liabilities related to the Plans and benefit programs.

          (iii) all reports and disclosures relating to the Plans required to be filed with or furnished to governmental agencies, Plan participants, or Plan beneficiaries have been filed or furnished in accordance with applicable law in a timely manner and each Plan and each benefit program has been administered in compliance with its governing documents;

          (iv) each of the Plans intended to be qualified underss.401 of the Code satisfies the requirements of the Code and has received a favorable determination letter from the Internal Revenue Service regarding such status and has not, since receipt of the most recent favorable determination letters, been amended or operated in a way which could adversely affect such qualified status;

          (v) there are no actions, suits, or claims pending (other than routine claims for benefits) or threatened against or with respect to, any of the Plans, benefit programs, or their respective assets;

          (vi) all contributions required to be made to the Plans and benefit programs pursuant to their respective terms and provisions and applicable law have been timely made;

          (vii) as to any Plan subject to ERISA, no event or condition which presents a risk of Plan termination or accumulated funding deficiency within the meaning of ss. 302 of ERISA or ss. 412 of the Code has occurred. No reportable event within the meaning of ss. 4043 of ERISA has occurred, no notice of intent to terminate the Plans has been given, no proceeding to terminate the Plan has been instituted, there has been no termination of the Plan, and no liability to the Pension Benefit Guaranty Corporation has been incurred;

          (viii) none of the Plans or their trustees has engaged in any prohibited transactions or party in intent transactions as such terms are defined inss.4975 of the Code andss.406 of ERISA;

          (ix) there is no matter pending with respect to any Plan or benefit program before the Internal Revenue Service, the U.S. Department of Labor, or the Pension Benefit Guaranty Corporation;

          (x) except as otherwise disclosed on any schedule attached to this Agreement, neither the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby will:

               (1)  ....entitle any current or former employee of the Company to severance pay, unemployment compensation, or any similar payment;

               (2)  ....accelerate the time of payment or vesting or cause any increase in the amount of any compensation due to any such employee or former employee; or

               (3).....directly or indirectly result in any payment made to or on behalf of any person to constitute a parachute payment within the meaning ofss.280G of the Code.

     5.13 Employee Matters

     (a) Except as set forth on the Disclosure Schedule, the Company is not a party to any employment agreement or any collective bargaining agreement pertaining to its employees. The Company is presently, and has at all times been, in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation the following: the Fair Labor Standards Act ("FLSA"), the Comprehensive Omnibus Budget Reconciliation Act ("COBRA"), the Immigration and Control Act ("IRCA"), the Workers Adjustment and Retraining Notification Act ("WARN"), the Americans with Disabilities Act ("ADA"), and such laws respecting employment discrimination, equal opportunity, affirmative action, workers compensation, occupational safety and health requirements and unemployment insurance and related matters.

     (b) The Company does not have any (i) pending controversies between it and its employees, (ii) unresolved labor liens, grievances or organization efforts; or (iii) unfair labor practices or labor arbitration proceedings, pending or threatened.

     (c) The Company is not a party to any agreement and has not established any policy or practice requiring the Company to make a payment or provide any other form of compensation or benefit to any person performing services for the Company upon termination of such services.

                  (d) The Disclosure Schedule sets forth by number and employment classification the number of employees of the Company as of the date hereof. The Company has not at any time had, or been threatened with, any work stoppages or other labor disputes or controversies with respect to its employees.

     5.14 Employment Practices - The Company has paid in full to its employees all wages, salaries, commissions, bonuses and other direct compensation for all services performed by it, other than amounts which have not yet become payable in accordance with the Company's customary practices.

     5.15 Insurance - The Disclosure Schedule contains a list of all policies of insurance owned by the Company, and the amounts of such coverage of each policy, all premiums on such policies or renewals thereof having been paid.

     5.16 Contracts and Commitments - Except as set forth on the Disclosure Schedule, the Company is not, individually or collectively, a party to, or bound or affected by any contract, lease, agreement, covenant, license, instrument or commitment (whether written or oral) of any type, including the following:

     (a) contracts for the employment or compensation of any officer or individual employee, not terminable without further liability at any time:

     (b) contracts with any labor union;

     (c) continuing contracts for the future purchase of materials, supplies, or equipment, at a cost of $1,000 or more, or to be delivered more than thirty (30) days after the date hereof;

     (d) continuing contracts for the future provision of services;

     (e) distribution or agency contracts, franchise contracts, or advertising commitments, which cannot be terminated without further liability to the Company upon no more than thirty (30) days notice;

     (f) pension, profit sharing, deferred compensation, retirement or stock option or stock purchase plans in effect with respect to officers, employees or others;

     (g) leases under which it is lessor or lessee;

     (h) underwriting agreements or agreements with a broker or finder;

     (i) consulting agreements;

     (j) contracts for the acquisition of a business, or substantially all of the property, assets, or stock of a business under which there are any continuing or unperformed obligations on the part of any of the parties thereto; or

     The Company expressly represents and warrants to Buyer as material inducement to Buyer entering into this Agreement that the Contracts include: (i) an exclusive ongoing distribution agreement for Scandinavia and Yugoslavia between the Company and Eagle Eye Tracking Systems (UK), Limited, an English private limited company, the sole manufacturer of the products sold, marketed, and distributed by the Company; and (ii) orders for no less than two hundred and fifty thousand (250,000) of the products which the Company sells, markets, and distributes,.

     All Contracts, are valid, binding and in full force and effect and are enforceable in accordance with their terms against all other parties to such Contracts. The Company has performed all obligations required to be performed by it to date and is not in default in any material respect under any Contract to which it is a party. None of the Contracts were arrived at, or otherwise reflect, less than arms length negotiations or bargaining.

     5.17 Inspection of Records - The Company and the Warrantors have made, or will make, available for inspection by Buyer full and complete information concerning the Company' customers, suppliers, vendors and all aspects of the Company's Business, including complete copies of any customer, vendor, or supplier contracts.

     5.18 Inventories - The inventory of the Company now consists, and shall as of the Closing Date, in all material respects consist of items of a quality, condition, and quantity consistent with normal inventory levels of the Company and be useable and saleable in the Ordinary Course of Business for the purposes for which intended.

     5.19 Equipment and Other Tangible Property - The Company' equipment, furniture, machinery, vehicles, structures, fixtures and other tangible property is and shall be as of the Closing Date, in all material respects suitable for the purposes for which intended and in good operating condition and repair consistent with normal industry standards, except for reasonable and ordinary wear and tear.

     5.20 Permits - The Company has all material Permits necessary to construct, own, operate, use and/or maintain its assets and the Business in all locations where the Company conducts such business. Such Permits are valid and subsisting and all fees required to be paid thereon have been paid. No proceeding is pending or threatened to modify, suspend, revoke, withdraw, terminate or otherwise limit any Permit which could adversely affect the ability of the Company to own, operate, use or conduct the Business currently operated. Following the Closing, the Company shall continue to have the right to utilize the Permits in the same manner and under the same conditions as prior to the Closing Date.

     5.21 Intangible Rights - The Company is the legal and equitable owner or have the right to use all of the Intangible Rights listed on the Disclosure Schedule. The conduct of the Business does not infringe or conflict with, and has not in the past infringed or conflicted with, and the Company is not in receipt of any notice or complaint of conflict with or infringement of, the asserted rights of others in any Intangible Rights of others.

     5.22 Unregistered Securities - The Warrantors and the Company: (a) understand that the Consideration Shares which the Vendors will receive has not been, and will not be registered under the 1933 Act, or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving a public offering; (b) they do not, and will not, have any right to require FD to register the Consideration Shares either pursuant to or under the Act or any state securities laws; (c) are acquiring the Consideration Shares solely for their own account for investment purposes and not with a view to the distribution thereof; (d) have received certain information concerning FD, including without limitation, FD's financial statements (e) have had the opportunity to obtain additional information as desired to evaluate the risks and merits inherent in owning and holding the Consideration Shares; (f) have sufficient knowledge and experience in financial business matters that they are capable of evaluating the merits and risks of an investment in FD; and (g) confirm that the Vendors have the financial capacity to withstand loss of their entire investment in the Consideration Shares.

     5.23 Litigation - Except as set forth on the Disclosure Schedule, there are no actions, suits, proceedings or investigations, either administrative or judicial (whether or not on behalf of the Company) pending or, threatened against or affecting the Company, its properties or which involve the possibility of any judgment or liability not fully covered by insurance. The Company is not in default with respect to any order, writ, injunction or decree of any court or Governmental Authority. The Company is in compliance in all material respects with all laws, rules, regulations and orders materially applicable to its Business.

     5.24 Compliance with Laws - The Company is, and has been at all times, in compliance in all respects with any and all laws, regulations, ordinances, rules, orders or decrees applicable to the Company. The Company has not received or entered into any citation, complaints, consent order, compliance agreements or other similar enforcement order or received written notice from any Governmental Authority that would indicate that the Company is not currently in compliance with all such laws, regulations, ordinances, rules, orders or decrees.

     5.25 Absence of Material Changes - From the date of the Company Management Accounts to the date hereof, the Company has not:

     (a) issued any capital stock or other corporate securities or granted any option to any person for the acquisition of any capital stock or other corporate securities;

     (b) incurred any obligations or liabilities (absolute or contingent), except current liabilities incurred, and obligations under Contracts entered into in the Ordinary Course of Business;

     (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than obligations or liabilities referred to in (b) above;

     (d) declared or made any payment or distribution to any person, or purchased or redeemed any shares of its capital stock;

     (e) mortgaged, pledged, or subjected to any lien, charge, or other encumbrance, any of its assets, tangible or intangible, other than liens for taxes not yet due or which are being contested in good faith by appropriate proceedings;

     (f) sold or transferred any of its tangible assets or canceled any debts or claims, except in each case in the Ordinary Course of Business;

     (g) sold, assigned, or transferred any Permits or Intangible Rights;

     (h) suffered any material operating or extraordinary loss or waived any right of substantial value;

     (i) made any loan to, borrowed money from, or entered into any contract or understanding with, any employee, officer, director or Warrantors of the Company;

     (j) made any payment or contracted for payment of any bonus, gratuity, or other compensation to employees, other than wages and salaries in effect as of the date of the Company Management Accounts, except wage and salary adjustments made in the Ordinary Course of Business;

     (k) had any union or labor difficulties or work stoppage;

     (l) entered into any transaction other than in the Ordinary Course of Business (as herein defined in Article VII hereof);

     (m) entered into any leases of real or personal property; or

     (n) received any notice of termination of any contract, lease or other agreement;

     (o) entered into any Contracts for which the Company expects to incur a loss from the provision of services.

     5.26 Banking Information - The Disclosure Schedule contains a list of all bank accounts and credit facilities and authorized signatories on bank accounts and credit facilities of the Company. No other persons other than as listed on the Disclosure Schedule are authorized to withdraw any funds on the bank accounts or to draw down on such credit facilities.

     5.27 Tax Returns - The Company has duly filed, or duly received extensions for the filing, of all Tax returns (including but not limited to income, payroll, sales and use taxes), required to have been filed by it and has paid the Tax shown to be due on any such returns filed and no waivers or extension of the statutory period of limitation within which assessments may be made have been granted with respect to any such tax return. Federal income Tax returns of the Company have never been examined by the Internal Revenue Service. The Company is not a party to any action or proceeding by any governmental authority for assessment or collection of Taxes nor have any claims for assessment and collection been asserted against the Company. The Company shall (a) make adequate provision on its books for all Taxes accruable, and (b) where applicable, timely remit all withholding, 1099's, 1120's, employment, sales, ad valorem, personal property and estimated Taxes due and payable to date and which becomes due prior to, or on, the Closing Date. The Company has made available copies of all the Company' federal, state and local Tax returns.


     5.28 Accounts Receivable - The accounts receivable and other receivables shown on the Company Management Accounts or thereafter acquired prior to the Closing Date hereof, have been collected or are collectible, to the best of the knowledge of the Company and the Warrantors, in amounts not less in the aggregate than the net book amount thereof. All such accounts receivable arose from bona fide transactions in the Ordinary Course of Business and the goods and services involved have been sold, delivered and performed for the Company's customers as covered by the account obligor. No further goods are required to be provided and no services are required to be rendered in order to complete the sales and to entitle the Company to collect the account receivables. None of the accounts receivable are subject to set-off or counterclaim. Since the date of the Company Management Accounts, there has been no significant reduction in the accounts receivable and other receivables of the Company.

     5.29 Brokers' Commissions - Neither the Company or the Warrantors have entered into any agreement or understanding with any person, firm or entity or have become indirectly a party to any agreement for the payment of any commission, finders or brokerage fee in connection with this Agreement and the transaction contemplated hereby. The Company and the Warrantors hereby agree to indemnify and hold harmless the Buyer from any claims for a commission, finder's, or broker's fee.

     5.30 Books and Records - The books of account and other records of the Company are materially complete and correct and in the aggregate present and reflect all of the transactions entered into by it or to which it is a party. The Company has no knowledge of any condition whether pending or threatened which would have a Material Adverse Effect upon the Business of the Company or prevent such Business from being carried on in substantially the same manner in which it is presently carried on.

     5.31 Accuracy of Information - All information provided to Buyer by the Company and the Warrantors as an inducement to Buyer to enter into this Agreement or in compliance with the provisions of this Agreement, including the information contained in the Disclosure Schedule, is accurate and complete, to the best of the knowledge of the Company and the Warrantors, and does not contain any untrue statement of a material fact or omit any material fact necessary to make the information provided not misleading. All information relating to the Company or its Business which is known to, or would on reasonable inquiry be known to the Warrantors and which is material to an intended purchaser for value, has been disclosed to Buyer.

     5.32 Environmental Matters - The Company has been, and presently is, in compliance with all applicable Environmental Laws. The Company and the Warrantors have not, and have no knowledge of any other person who has, caused any Release, threatened Release, or disposal of any Hazardous Material The Company, has, with respect to the Business, no liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA, or any comparable federal or state law. The Company is not subject to, has no notice or knowledge of, and is not required to give any notice of, any Environmental Claim involving the Business; there are no conditions or occurrences which could form the basis for an Environmental Claim against the Company. The Company is in compliance with all orders, directives, notices, approvals, certificates, licenses and permits which have been issued to it and holds all approvals, certificates, licenses and permits or other consents which it is required to hold pursuant to any Environmental Law; correct and complete copies of all currently in effect orders, directives, notices, approvals, certificates, licenses, permits, and consents have been delivered to Buyer. To the best of the Company's and Warrantors' knowledge, the Business and the Company are in compliance with all applicable federal, state and local laws and regulations governing the public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Act) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against the Company alleging any failure to comply with any such law or regulation.

                  ARTICLE VI. - REPRESENTATIONS AND WARRANTIES
                                      OF FD

     FD represents and warrants to the Vendors that, except as set forth in: (i) the FD Disclosure Schedule (which Disclosure Schedule is dated the date hereof and delivered by FD to the Vendors and deemed a part hereof by this reference) or; (ii) in any public filings by Buyer with the United States Securities and Exchange Commission or with the State of Delaware, that the representations and warranties contained in Article VI are true and correct as of the date hereof:

     6.1 Organization - Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. Buyer has the corporate power to own, manage, lease and hold its assets and engage in its businesses where such assets are located, is duly qualified to do business and is in good standing in each jurisdiction in which the character and location of the properties owned by it or the nature of the business transacted by it makes such qualification necessary.

     6.2 Capitalization - There is no capital stock of Buyer outstanding other than the FD shares referred to in Recital C. The Consideration Shares will, following their allotment and issue, constitute approximately 3.57% of the outstanding share capital of Buyer. There are no other classes of capital stock authorized by the Buyer. The Buyer has not authorized and there is not outstanding at the date hereof, any preferred stock, options, warrants or other rights to purchase any capital stock of the Buyer.

     6.3 Corporate Documents - The Articles of Incorporation of Buyer attached to the FD Disclosure Schedule are true and correct as of the Closing Date. The stock and minute books of the Buyer that have been made available to Warrantors for review contain a complete and accurate record of all shareholders of Buyer and all actions of the shareholders and directors (and any committees thereof) of Buyer.

     6.4 Authority - Subject to compliance with applicable United States federal and Delaware securities laws and regulations, Buyer has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and any Collateral Agreement executed in connection with the Closing constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligations of such parties enforceable in accordance with their terms. Neither the execution and delivery of this Agreement and/or any Collateral Agreement or other document or instrument contemplated by this Agreement, nor the performance by FD of the terms and provisions hereof or thereof will (a) violate the Articles of Incorporation or By-laws of Buyer; (b) result in a breach or violation of any known provision of, or constitute a default under, any indenture, mortgage, lease or other agreement or instrument to which Buyer is a party or by which any of Buyer's assets are bound; (c) violate any law, statute, regulation, ordinance, rule, order, decree, judgment, court decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority; or
(d) result in the creation of any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance on the common stock or on any of the assets of Buyer.

     6.5 Financial Statements - The FD Financial Statements are correct and complete and present fairly the financial condition of Buyer as of the date of such balance sheets and for the periods in the statements of operations, cash flows and shareholders equity. Such FD Financial Statements have been prepared on a basis consistent with all prior periods in accordance with GAAP. FD Financial Statements are in accordance with the books and records of Buyer, do not reflect any transactions which are not bona-fide transactions and do not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements contained therein in light of the circumstances in which they are made, not misleading. FD Financial Statements make full and adequate disclosure of, or provision for, all obligations and business of FD. Since the date of the FD Financial Statements, there has been no material adverse change in the assets, liabilities, business, operations or condition, financial or otherwise, of Buyer from that shown on the FD Financial Statements.

     6.6 Title to Assets - Except as provided in the FD Disclosure Schedule, Buyer has good, marketable and insurable title to its assets, free and clear of any and all liens, mortgages, pledges, conditional sales assignments, security interests, judgments, options, adverse claims, encumbrances or other restrictions or limitations whatsoever.

     6.7 Liabilities - As of the date hereof, Buyer had no liabilities, fixed or contingent, which are not fully shown or provided for in the Financial Statements or as listed in the FD Disclosure Schedule. All liabilities of Buyer have been incurred in the Ordinary Course of Business.

     6.8 Employee Benefit Plans

     (a) The FD Disclosure Schedule contains a description of all employee benefit plans sponsored, maintained or contributed to by Buyer for the benefit of Buyers' employees or which has been sponsored, maintained or contributed to anytime during the Buyers existence:

     (i) each employee benefit plan as such term is defined inss.3(3) of ERISA, including but not limited to employee benefit plans which are not subject to the provisions of ERISA (collectively referred to as "Plans");

     (ii) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay policy or agreement, deferred compensation agreement or arrangement and each other employee benefit plan, agreement, arrangement, program, practice or understanding benefit programs are true, correct and complete copies of each of the Plans, related trusts and benefit programs including all amendments thereto, have been furnished to the Warrantors.

     (b) There has been furnished to the Warrantors, with respect to all Plans or benefit programs required to comply with ERISA, all reports and summary plan descriptions. Except as otherwise set forth in the FD Disclosure Schedule:

     (i) FD does not contribute to or have any obligation to contribute to, and has not at any time contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of ss.3(37) of ERISA ("Multi-Employer Plan") or a multiple employer plan within the meaning of ss.413(b) and (c) of the Code;

     (ii) FD has performed all obligations whether arising by operation of law or by contract required to be performed by it in connection with the Plans and benefit programs and there have been no defaults or violations by any other party to the Plans or benefit programs and will indemnify the Vendors against any and all obligations and liabilities related to the Plans and benefit programs.

     (iii) all reports and disclosures relating to the Plans required to be filed with or furnished to governmental agencies, Plan participants, or Plan beneficiaries have been filed or furnished in accordance with applicable law in a timely manner and each Plan and each benefit program has been administered in compliance with its governing documents;

     (iv) each of the Plans intended to be qualified underss.401 of the Code satisfies the requirements of the Code and has received a favorable determination letter from the Internal Revenue Service regarding such status and has not, since receipt of the most recent favorable determination letters, been amended or operated in a way which could adversely affect such qualified status;

     (v) there are no actions, suits, or claims pending (other than routine claims for benefits) or threatened against or with respect to, any of the Plans, benefit programs, or their respective assets;

     (vi) all contributions required to be made to the Plans and benefit programs pursuant to their respective terms and provisions and applicable law have been timely made;

     (vii) as to any Plan subject to ERISA, no event or condition which presents a risk of Plan termination or accumulated funding deficiency within the meaning of ss.302 of ERISA or ss.412 of the Code has occurred. No reportable event within the meaning of ss.4043 of ERISA has occurred, no notice of intent to terminate the Plans has been given, no proceeding to terminate the Plan has been instituted, there has been no termination of the Plan, and no liability to the Pension Benefit Guaranty Corporation has been incurred;

     (viii) none of the Plans or their trustees has engaged in any prohibited transactions or party in intent transactions as such terms are defined inss.4975 of the Code andss.406 of ERISA;

     (ix) there is no matter pending with respect to any Plan or benefit program before the Internal Revenue Service, the US Department of Labor, or the Pension Benefit Guaranty Corporation;

     (x) except as otherwise disclosed on any schedule attached to this Agreement, neither the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby will:

          (1).....entitle any current or former employee of FD to severance pay, unemployment compensation, or any similar payment;

          (2).....accelerate the time of payment or vesting or cause any increase in the amount of any compensation due to any such employee or former employee; or

          (3).....directly or indirectly result in any payment made to or on behalf of any person to constitute a parachute payment within the meaning ofss.280G of the Code.

     6.9 Employee Matters -

     (a) Except as set forth on the FD Disclosure Schedule, FD is not a party to any employment agreement or any collective bargaining agreement pertaining to its employees. FD is presently, and has at all times been, in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation the following: the Fair Labor Standards Act ("FLSA"), the Comprehensive Omnibus Budget Reconciliation Act ("COBRA"), the Immigration and Control Act ("IRCA"), the Workers Adjustment and Retraining Notification Act ("WARN"), the Americans with Disabilities Act ("ADA"), and such laws respecting employment discrimination, equal opportunity, affirmative action, workers compensation, occupational safety and health requirements and unemployment insurance and related matters.

     (b) FD does not have any (i) pending controversies between it and its employees, (ii) unresolved labor liens, grievances or organization efforts; or
(iii) unfair labor practices or labor arbitration proceedings, pending or threatened.

     (c) FD is not a party to any agreement and has not established any policy or practice requiring FD to make a payment or provide any other form of compensation or benefit to any person performing services for FD upon termination of such services.

     (d) The FD Disclosure Schedule sets forth by number and employment classification the number of employees of FD as of the date hereof. FD has not at any time had, or been threatened with, any work stoppages or other labor disputes or controversies with respect to its employees.

         6.10 Employment Practices - FD has paid in full to its employees all wages, salaries, commissions, bonuses and other direct compensation for all services performed by it, other than amounts which have not yet become payable in accordance with the Company's customary practices.

     6.11 Insurance - The FD Disclosure Schedule contains a list of all policies of insurance owned by FD, and the amounts of such coverage of each policy, all premiums on such policies or renewals thereof having been paid.

     6.12 Inspection of Records - FD and the Directors of FD have made, or will make, available for inspection by Warrantors full and complete information concerning FD's customers, suppliers, vendors and all aspects of FD's business, including complete copies of any customer, vendor, or supplier contracts.

     6.13 Permits - FD has all material Permits necessary to construct, own, operate, use and/or maintain its assets and its business in all locations where FD conducts such business. Such Permits are valid and subsisting and all fees required to be paid thereon have been paid. No proceeding is pending or threatened to modify, suspend, revoke, withdraw, terminate or otherwise limit any Permit which could adversely affect the ability of FD to own, operate, use or conduct its business currently operated. Following the Closing, FD shall continue to have the right to utilize the Permits in the same manner and under the same conditions as prior to the Closing Date.

     6.14 Intangible Rights - The conduct of the business of FD does not infringe or conflict with, and has not in the past infringed or conflicted with, and FD is not in receipt of any notice or complaint of conflict with or infringement of, the asserted rights of others in any Intangible Rights of others.

     6.15 Litigation - Except as set forth on the FD Disclosure Schedule, there are no actions, suits, proceedings or investigations, either administrative or judicial (whether or not on behalf of FD) pending or, threatened against or affecting FD, its properties or which involve the possibility of any judgment or liability not fully covered by insurance. FD is not in default with respect to any order, writ, injunction or decree of any court or Governmental Authority. FD is in compliance in all material respects with all laws, rules, regulations and orders materially applicable to its business.

     6.16 Compliance with Laws - FD is, and has been at all times, in compliance in all respects with any and all laws, regulations, ordinances, rules, orders or decrees applicable FD. FD has not received or entered into any citation, complaints, consent order, compliance agreements or other similar enforcement order or received written notice from any Governmental Authority that would indicate that the FD is not currently in compliance with all such laws, regulations, ordinances, rules, orders or decrees.

     6.17 Banking Information - The FD Disclosure Schedule contains a list of all bank accounts and credit facilities and authorized signatories on bank accounts and credit facilities of FD. No other persons other than as listed on the FD Disclosure Schedule are authorized to withdraw any funds on the bank accounts or to draw down on such credit facilities.

     6.18 Tax Returns - FD has duly filed, or duly received extensions for the filing, of all Tax returns (including but not limited to income, payroll, sales and use taxes), required to have been filed by it and has paid the Tax shown to be due on any such returns filed and no waivers or extension of the statutory period of limitation within which assessments may be made have been granted with respect to any such tax return. Federal income Tax returns of FD have never been examined by the Internal Revenue Service. FD is not a party to any action or proceeding by any governmental authority for assessment or collection of Taxes nor have any claims for assessment and collection been asserted against FD. FD shall (a) make adequate provision on its books for all Taxes accruable, and (b) where applicable, timely remit all withholding, 1099s, 1120s, employment, sales, ad valorem, personal property and estimated Taxes due and payable to date and which becomes due prior to, or on, the Closing Date. FD has made available copies of all FD's federal, state and local Tax returns.

     6.19 Accounts Receivable - The accounts receivable and other receivables shown on the FD Financial Statements or thereafter acquired prior to the Closing Date hereof, have been collected or are collectible, to the best of the knowledge of FD and the Directors of FD, in amounts not less in the aggregate than the net book amount thereof. All such accounts receivable arose from bona fide transactions in the Ordinary Course of Business and the goods and services involved have been sold, delivered and performed for the FD's customers as covered by the account obligor. No further goods are required to be provided and no services are required to be rendered in order to complete the sales and to entitle FD to collect the account receivables. None of the accounts receivable are subject to set-off or counterclaim. Since the date of the Financial Statements, there has been no significant reduction in the accounts receivable and other receivables of FD.

     6.20 Brokers' Commissions - FD has not entered into any agreement or understanding with any person, firm or entity or has become indirectly a party to any agreement for the payment of any commission, finders or brokerage fee in connection with this Agreement and the transaction contemplated hereby. FD and the Directors of FD hereby agree to indemnify and hold harmless the Vendors from any claims for a commission, finder's, or broker's fee.

     6.21 Books and Records - The books of account and other records of FD are materially complete and correct and in the aggregate present and reflect all of the transactions entered into by it or to which it is a party. FD has no knowledge of any condition whether pending or threatened which would have a Material Adverse Effect upon the business of FD or prevent such business from being carried on in substantially the same manner in which it is presently carried on.

     6.22 Accuracy of Information - All information provided to the Warrantors by the Directors of FD as an inducement to the Vendors to enter into this Agreement or in compliance with the provisions of this Agreement, including the information contained in the FD Disclosure Schedule, is accurate and complete, to the best of the knowledge of the Directors of FD, and does not contain any untrue statement of a material fact or omit any material fact necessary to make the information provided not misleading. All information relating to FD or its business which is known to, or would on reasonable inquiry be known to the Directors of FD and which may be material to an intended purchaser for value, has been disclosed to Warrantors.

     6.23 Environmental Matters - FD has been, and presently is, in compliance with all applicable Environmental Laws. FD has not and the Directors of FD have no knowledge of any other person who has, caused any Release, threatened Release, or disposal of any Hazardous Material FD, has, with respect to its business, no liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA, or any comparable federal or state law. FD is not subject to, has no notice or knowledge of, and is not required to give any notice of, any Environmental Claim involving its business; there are no conditions or occurrences which could form the basis for an Environmental Claim against FD. FD is in compliance with all orders, directives, notices, approvals, certificates, licenses and permits which have been issued to it and holds all approvals, certificates, licenses and permits or other consents which it is required to hold pursuant to any Environmental Law; correct and complete copies of all currently in effect orders, directives, notices, approvals, certificates, licenses, permits, and consents have been delivered to the Warrantors. To the best of the Directors of FD's knowledge, its business and FD are in compliance with all applicable federal, state and local laws and regulations governing the public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Act) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against the Company alleging any failure to comply with any such law or regulation.

     6.24 Public Filings - Notwithstanding anything to the contrary in this Section, if and to the extent any of the information otherwise required in this disclosure schedule of the Buyer is set forth in a filing publicly made with any United States governmental or state agency, the disclosure schedule obligation of the Buyer shall be deemed to be satisfied by such filing.

     ARTICLE VII. - OBLIGATIONS PRIOR TO CLOSING

     7.1 As to the Company:

     (a) Operation of Business - The Company and the Warrantors agree that, from the date hereof to the Closing Date, the Company shall conduct its Business and affairs only in the Ordinary Course of business, following its usual and ordinary accounting practices, making ordinary accruals, incurring ordinary liabilities and expenditures, and making ordinary commitments for inventory, equipment, insurance, rentals and other ordinary business purposes.

     (b) Access to Books and Records - From and after the date hereof, the Company shall (X) afford to the officers, employees and representatives of Buyer full and free access to its assets, personnel, properties, records and books of account at all reasonable times during business hours, (Y) to furnish to such officers, employees and representatives such other information as Buyer may reasonably request, and (c) to authorize its accountants and auditors to permit Buyer's independent public accountants and representatives to examine records pertaining to the books and records. Buyer agrees to treat all such material as confidential and not make use of such materials except for the purposes expressed in this Agreement.

     (c) Negative Covenants - The Company and the Warrantors covenant that from and after the date hereof and through the Closing Date, without the prior written consent of Buyer, the Company will not:

          (i) enter into any written or oral contract, agreement, or commitment of any type, without the express written consent of Buyer, including the following:

     (A) contracts for the employment or compensation of any officer, director, or individual employee;

     (B) contracts with any labor union, except to the extent that the Company is compelled to negotiate with a labor union and the Company provides notice of such requirement;

     (C) continuing contracts for the future purchase of inventory, materials, supplies, or equipment at a cost of $1,000 or more;

     (D) distribution or agency contracts, franchise contracts, or advertising commitments;

     (E) pension, profit sharing, deferred compensation retirement, stock option, stock purchase plans, group health insurance, or similar plans with respect to officers, directors, employees, or others;

     (F) leases under which the Company is a lessor or lessee;

     (G) underwriting agreements or agreements with a broker or finder;

     (H) consulting agreements;

     (I) contracts for the acquisition of a business or substantially all of the property, assets or capital stock of a business;

     (J) any other contract, agreement, or commitment involving $1,000 or more.

          (ii) declare or pay any dividend, or make any distribution of its properties or assets to the Vendors, or allow the issuance of any of its securities;

          (iii) discharge or satisfy any lien or encumbrance or pay any obligation or liability, except in the Ordinary Course of Business;

          (iv) make any change in its Memorandum and Articles of Association;

          (v) issue any capital stock or other corporate securities or grant options, or rights of any kind to purchase any of its capital stock or corporate securities;

          (vi) mortgage, pledge or subject to any lien, charge or other encumbrance any of its tangible or intangible assets;

          (vii) make any payment, or enter into any contract for payment of any bonus, gratuity or other compensation, or increase the rate or form of compensation payable to any agent or employee, except salary adjustments in the Ordinary Course of Business;

          (viii) dispose of any of its properties or assets, except in the Ordinary Course of Business;

          (ix) incur any indebtedness, except for operating expenses in the Ordinary Course of Business, nor allow a Material Adverse Effect to its financial affairs, nor allow any Tax or other liability to be extended by waiver of the statutes of limitation or otherwise;

          (x) make any loan to, borrow any money from, or enter into any contract or understanding with, any officer, director or a shareholder of the Company or to Warrantors; or

          (xi) enter into any other transaction, other than in the Ordinary Course of Business.

     (d) Affirmative Covenants - The Company and the Warrantors covenant that from and after the date hereof and through the Closing Date, FD will:

          (i) keep its properties and assets insured consistent with its prior practices in respect thereto;

          (ii) perform in the Ordinary Course of Business all of its obligations under Contracts, leases, and documents relating to or affecting its assets, properties and business;

          (iii) preserve intact its business, organization, and goodwill of the Company to the end that the Company shall continue to operate as a going business as now constituted, after the consummation of the transactions contemplated hereunder.

     7.2 As to FD:

     (a) Operation of Business - FD agrees that from the date hereof to the Closing Date, FD shall conduct its Business and affairs only in the Ordinary Course of Business, following its usual and ordinary accounting practices, making ordinary accruals, incurring ordinary liabilities and expenditures, and making ordinary commitments for inventory, equipment, insurance, rentals and other ordinary business purposes.

     (b) Access to Books and Records - From and after the date hereof, FD shall
(X) afford to the officers, employees and representatives of the Company full and free access to its assets, personnel, properties, records and books of account at all reasonable times during business hours, (Y) to furnish to such officers, employees and representatives such other information as Warrantors may reasonably request, and (Z) to authorize its accountants and auditors to permit Warrantors accountants and representatives to examine records pertaining to FD books and records. Warrantors agree to treat all such material as confidential and not make use of such materials except for the purposes expressed in this Agreement.

     (c) Affirmative Covenants - FD covenants that from and after the date hereof and through the Closing Date, it will:

          (i) keep its properties and assets insured consistent with their prior practices in respect thereto;

          (ii) perform in the Ordinary Course of business all of their obligations under Contracts, leases, and documents relating to or affecting their assets, properties and business;

          (iii) preserve intact the Business, organization, and goodwill of FD.

     7.3 Consummation of Transactions - Upon the terms and subject to the conditions of this Agreement, the parties hereto shall use their best efforts to take, or cause to be taken, all such actions and to do, or cause to be done, all other things necessary to carry out their obligations hereunder and to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, including satisfying the conditions to the obligations of the other parties and obtaining all waivers, permits, consents and approvals and effecting all registrations, filings and notices with or to third parties or governmental or public bodies or authorities which are necessary in connection with the transactions contemplated by this Agreement; provided that this Section 7.4 shall not require any party to waive any condition for its benefit or any performance hereunder by the other parties or to make any payment to any third party, whether private or governmental, or to expend any funds or incur any economic burden in connection with obtaining the consent of any third party, whether private or governmental; and provided further that this Section 7.4 shall not require any party to take any action the result of which would be to impose material limitations on its ability to consummate and retain the full benefits of the transactions contemplated hereby.

     7.4 No Negotiations - Except in the furtherance of the transactions contemplated hereby, prior to the Closing Date each of the Company, Warrantors, and FD respectively agree that (a) neither they nor any of their affiliates shall, and each of them shall direct and use their best efforts to cause the directors, officers, employees, representatives, or agents of the Company or FD respectively (including, without limitation, any investment banker, attorney or accountant retained by them or any of their affiliates) not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to their stockholders), with respect to any merger, acquisition, consolidation, share exchange, business combination or other transaction involving, or which would result in, (i) the acquisition of any outstanding capital stock in the Company or FD (other than capital stock which may be acquired in the open market and that is otherwise not "restricted stock" under Rule 144), or (ii) the acquisition of any material part of the Assets of the Company or the assets of FD (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or entity relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) they shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and they shall take the necessary steps to inform any such parties of the obligations undertaken in this
Section 7.5; and (c) they shall notify FD or as the case may be the Company and the Warrantors immediately if any such inquiries or proposals are received by any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, them.

     7.5 Disclosure Schedule - The Company shall prepare a disclosure schedule which shall provide the detailed description of the items referenced elsewhere herein as being part of the Disclosure Schedule and deliver same to the Buyer no later than December 11, 2001, to allow Buyer to conduct a due diligence investigation of the Company. The Buyer shall have until December 31, 2001, to review all of the information included within the Disclosure Schedule. In the event that the Disclosure Schedule contains any information which is materially different than as represented by the Company or which was not disclosed to the Buyer prior to the execution of this Agreement, the Buyer in its sole and absolute discretion shall have the right to terminate this Agreement.

               ARTICLE VIII. - CONDITIONS PRECEDENT TO THE CLOSING

     8.1 Conditions to Obligations of Buyer - The obligations of Buyer to consummate this Agreement shall be subject to, and be conditioned upon, each of the following conditions having been satisfied or waived on or before the Closing Date:

     (a) Properties Intact - No properties or assets of the Company shall have suffered any destruction or damage by fire, accident or other casualty or Act of God not fully covered by insurance or affecting in a material and adverse way the conduct of the Business of the Company considered as a whole.

     (b) Representations and Warranties - The representations and warranties made by the Company and the Warrantors in Article V , and in the Disclosure Schedule attached hereto shall be correct in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date and none of the covenants of the Company or the Warrantors contained in this Agreement shall have been breached in any respect as of the Closing Date.

     (c) No Adverse Changes - That since the date of the Company Management Accounts and the date of the Disclosure Schedule there has been no adverse change in the condition of the Company, financial or otherwise, from that set forth in the Company Management Accounts.

     (d) Approvals and Consents - All consents, approvals, authorizations, actions, or orders of any individual, entity, court or Governmental Authority or administrative body, if any, which are required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in effect on the Closing Date.

     (e) Authorization of Agreement by the Company and Warrantors - All actions of the Company necessary to authorize the execution, delivery and performance of this Agreement by the Company and the Warrantors shall have been duly and validly taken.

     (f) No Litigation - No claim, proceeding, investigation, or litigation, either administrative or judicial, shall be threatened or be pending against, the Company or the Warrantors which, in the opinion of counsel for Buyer, presents a reasonable probability that the transaction contemplated by this Agreement would be enjoined or prevented or that the right of Buyer to continue the operations of the property, assets and Business of the Company would be materially affected.

     (g) Fairness Opinion - Receipt by Buyer of a "fairness opinion" from a "Big 5" U.S. accounting firm or other qualified party acceptable to Buyer opining that the conveyance of the FD Common Stock to the Vendors is for fair and valid consideration under applicable U.S. Federal law and under Delaware law. The cost of such "fairness opinion" shall be paid by Buyer.

     (h) Due Diligence - Buyer shall have completed its due diligence investigation pursuant to Section 7.5 hereof, and the results thereof shall not have revealed that any of the representations, warranties, or covenants made by the Company or the Shareholder in this Agreement are untrue or incorrect in any material respect or otherwise be unsatisfactory to Buyer.

     (i) No Change in Law - There shall have not been proposed or enacted (including without limitation, any threatened proposal or enactment of) any statute, rule, regulation, policy, guideline, or official interpretation, or any modification in or to any existing statute, rule, regulation, policy or guideline, which prohibits or delays or threatens to prohibit or delay, the performance of the transactions contemplated by this Agreement or which changes, or threatens to change, in an adverse manner the Business, financial condition, revenues, income, liabilities (whether absolute, contingent or otherwise) reserves or prospects of the Company from that reflected in Company Management Accounts.

     (j) No Violations of Law - At the Closing Date, there shall exist no violations of any Federal, state or local law, ordinance or regulation affecting the assets, properties or Business of the Company.

     (k) Performance by Warrantors and the Company - All of the terms and conditions of this Agreement to be complied with and performed by the Warrantors and the Company on or before the Closing Date shall have been complied with and performed.

     8.2 Conditions to Obligations of the Company, the Vendors and the Warrantors - The obligations of the Company, the Vendors and the Warrantors to consummate this Agreement are subject to and shall be conditioned upon each of the following conditions having been satisfied or waived on or before the Closing Date:

     (a) Representations and Warranties - The representations and warranties made by FD in Article VI hereof, and in the FD Disclosure Schedule attached hereto shall be correct in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date and none of the covenants of FD contained in this Agreement shall have been breached in any respect as of the Closing Date.

     (b) No Adverse Changes - That since the date of the FD Financial Statements and the date of the FD Disclosure Schedule there has been no adverse change in the condition of FD, financial or otherwise, from that set forth in the FD Financial Statements.

     (c) Approvals and Consents - All consents, approvals, authorizations or orders of any individual, group, entity, court or Governmental Authority or administrative body, if any, which are required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in effect on the Closing Date.

     (d) Authorization of Agreement by FD - All actions of necessary to authorize the execution, delivery and performance of this Agreement by FD shall have been duly and validly taken.

     (e) No Litigation - No claim, proceeding, investigation, or litigation, either administrative or judicial, shall be threatened or be pending against FD which, in the opinion of counsel for Warrantors, presents a reasonable probability that the transaction contemplated by this Agreement would be enjoined or prevented or that the property, assets or business of FD would be materially affected.

     (f) No Change in Law - There shall have not been proposed or enacted (including without limitation, any threatened proposal or enactment of) any statute, rule, regulation, policy, guideline, or official interpretation, or any modification in or to any existing statute, rule, regulation, policy or guideline, which prohibits or delays or threatens to prohibit or delay, the performance of the transactions contemplated by this Agreement or which changes, or threatens to change, in an adverse manner the business, financial condition, revenues, income, liabilities (whether absolute, contingent or otherwise) reserves or prospects of FD from that reflected in the FD Financial Statements.

     (g) No Violations of Law - At the Closing Date, there shall exist no violations of any Federal, state or local law, ordinance or regulation affecting the assets, properties or business of FD.

     (h) Performance by FD - All of the terms and conditions of this Agreement to be complied with and performed by FD on or before the Closing Date shall have been complied with and performed.

                     ARTICLE IX. - POST-CLOSING OBLIGATIONS

     9.1 Survival of the Closing - All covenants, agreements, representations, and warranties made hereunder and in any certificates delivered at the Closing pursuant hereto shall survive the Closing.

     9.2 Further Assurances - Following the Closing, each of the parties shall execute and deliver such documents, and take such other actions as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

     9.3 Non-Competition Agreement.

     (a) The Warrantors, Vendors, and all officers and directors of the Company, including without limitation Carl Freer, covenant and agree that for a period of two (2) years from the Closing Date none of them will be an employee (except with FD or the Company), agent, director, stockholder or owner (except of not more than four (4%) percent of the securities of a publicly traded entity), partner, consultant, financial backer, creditor or be otherwise directly or indirectly connected with or participate in the management, operation or control of any business, firm, proprietorship, corporation, partnership, association, entity or venture engaged in a business similar to the Business where the Company is conducting business.

     (b) The Warrantors, Vendors, and all officers and directors of the Company, including without limitation Carl Freer, covenant and agree that for a period of four (4) years from the Closing Date except in connection with the Business of the Company none of them will contact, call upon, solicit business from, sell or render services to any customer of the Company with respect to the provision of any services or supplies similar to the Business or otherwise directly or indirectly aid or assist any other person, firm or entity to do any of the aforesaid acts.

     (c) The Warrantors, Vendors, and all officers and directors of the Company, including without limitation Carl Freer, covenant and agree that for a period of four (4) years from the Closing Date, none of them will directly or indirectly as principal, agent, owner, partner, stockholder, officer, director, employee independent contractor or consultant or in any individual or representative capacity for himself or on behalf of any business firm, corporation, partnership, association or proprietorship enter into any agreements with or solicit, or directly or indirectly cause others to solicit, the employment of any officer or other employee of the Company, or of any of its subsidiaries and affiliates for the purpose of causing said officer or employee to terminate employment with the Company, its respective subsidiaries and affiliates.

     (d) A breach or violation by Warrantors, or Vendors, or any officer or director of the Company, including without limitation Carl Freer, of any of the covenants and agreements contained in Section 9.3 may cause irreparable harm and Damage to FD and to the Company in a monetary amount which may be impossible to ascertain. Warrantors, Vendors, and all officers and directors of the Company including without limitation Carl Freer, agree that Buyer shall be entitled to an injunction from any court of competent jurisdiction enjoining or restraining any breach or violation of any or all of the covenants and agreements contained in this Section 9.3 and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Buyer may possess hereunder at law or in equity.

     (e) The covenants and agreements set forth in this Section 9.3 are to be construed as broadly as the law permits and if and to the extent of any such covenant or agreement is deemed not to be enforceable in whole by the appropriate court or review tribunal, it is the intent of the parties that such covenant or agreement not be stricken from this Agreement, but be reformed by the aforesaid court or review tribunal to the broadest construction allowed by law.

     9.4 Confidentiality - FD and the Vendors agree that they shall not at any time, disclose, directly or indirectly to any person, firm or entity any confidential information about FD, the Company, the Business, the business of FD, or any information concerning their respective financial condition, customers and methods of obtaining business or any other methods generally of doing and operating the Business, or the business of FD, except to the extent that such information is required to be disclosed by law through judicial or administrative process.

     9.5 Publicity - Each of the Warrantors and FD agree that no public release or announcement concerning this Agreement or the transaction contemplated hereby shall be made, without the advance written approval of the form and substance the other(s), which approval shall not be unreasonably withheld.

                           ARTICLE X. - MISCELLANEOUS

     10.1 Costs and Expenses - Except as otherwise provided herein in this Agreement, if this Agreement is terminated in accordance with Section 4.4, each of the parties to this Agreement shall bear their own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby, including but not limited to, transfer taxes, legal fees, and accounting fees.

     10.2 Remedies - The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy shall not preclude or constitute a waiver of any party's right to use any and all other remedies.

     10.3 Disclosure Schedules - The Disclosure Schedule and the FD Disclosure Schedule shall in each instance, include the Schedules and the Exhibits referred to herein and therein. The Disclosure Schedule and the FD Disclosure Schedule shall be deemed an integral part hereof and are incorporated herein by this reference.

     10.4 Attorneys' Fees - In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to an award of its attorneys' fees and costs (including any fees and costs incurred in appellate proceedings) against the non-prevailing party.

     10.5 Risk of Loss - Prior to the closing, the risk of loss, damage to, or destruction of any Assets of the Company shall remain with the Company.

     10.6 Assignment and Amendment of Agreement - This Agreement shall not be assignable by any of the parties hereto except with the written consent of the other party. This Agreement may not be amended except by any written agreement executed by the parties hereto.

     10.7 Notices - Any notice or communication given pursuant hereto by either party to the other party shall be in writing and delivered by hand or nationally recognized overnight courier or mailed by U.S. first-class certified mail, return receipt requested, postage prepaid, or by facsimile or email (provided that this method of notice will be followed within twenty-four (24) hours by a registered letter containing original), as follows:

         If to Buyer:               6001 Powerline Road
                                    Fort Lauderdale, Florida 33309
                                    Attention: Mr. A. J. Nassar
                                    Telephone: 954-351-9833
                                    Facsimile:  954-351-9947

         Copy to: Fieldstone Lester Shear & Denberg 201 Alhambra Circle, Suite 601 Coral Gables, Florida 33134
                                    Attention:  Paul A. Lester
                                    Telephone: 305-357-1001
                                    Facsimile: 305-357-1002

         If to the Company c/o Mr. Christopher Sturm, Trustee
         or the Warrantors:         Eagle Eye Scandinavian Distribution Limited
                                    info@eagleeye-europe.com

         Copy to:                   Atlantic Law Solicitors and Attorneys
                                    One Great Cumberland Place
                                    London, ENGLAND W1H 7AL
                                    Telephone: 020-7616-2888
                                    Facsimile:  020-7616-2880
                                    daniela.amihood@atlantic-law.com

If the Vendors, to the address given for them in Schedule 1.

If to the Directors of FD, to the address given for them in Schedule 2.

or at such other address as hereafter shall be furnished in writing by any party hereto to the other parties in the manner aforesaid. Notice shall be deemed given when received or refused.

     10.8 Entire Agreement - This Agreement, together with the Disclosure Schedule and the FD Disclosure Schedule, is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written of the parties. No other agreement not specifically referred to herein, oral or otherwise, shall be deemed to exist or to bind any of the parties. No officer or employee of any party has any authority to make any representation or promise not contained in this Agreement and each of the parties agrees that it has not executed this agreement in reliance upon any such other representation or promise.

     10.9 Waiver - Any forbearance, failure, or delay by any of the parties hereto to exercise any right, power, or remedy hereunder shall not be deemed a waiver of such right, power, or remedy, and any single or partial exercise of any such right, power or remedy hereunder shall not preclude the further exercise thereof and every right, power, or remedy of either party shall continue in full force and effect unless waived specifically by an instrument in writing executed by such party.

     10.10 Governing Law; Venue - This Agreement shall be construed and enforced in accordance with the laws of the United States and of the State of Florida. The parties submit to the exclusive jurisdiction of the State of Florida for the determination of any matter arising out of this Agreement with exclusive venue for the enforcement hereof being in any federal or Florida court located in Broward County, Florida.

     10.11 Counterparts - This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     10.12 Captions - The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     10.13 Successors and Assigns - All of the terms of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by and against the parties and their respective successors and assigns.

     10.14 Interpretation - Handwritten provisions inserted in this Agreement, initialed in ink, shall control all typewritten provisions in conflict therewith. This Agreement shall not be construed more strongly against or in favor of any party, regardless of who is responsible for its preparation.

     10.15 Severability - In the event any provision of this Agreement or the application of such provision to any part shall be held by a court of competent jurisdiction to be contrary to any rule of law or public policy, the remaining provisions of this Agreement shall remain in full force and effect.

     10.16 Rights of Third Parties - Except as may otherwise be specifically provided in this Agreement, nothing expressed or implied in this Agreement is intended, or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

       BUYER:

                       FLOOR DECOR, INC., a Delaware corporation


                       By:_______________________________________
                                ___________________, President
                                                   ----------------
                                [Corporate Seal]

      COMPANY:

                       EAGLE EYE SCANDINAVIAN DISTRIBUTION LIMITED, an English private limited company


                       By:_______________________________________
                          , Managing Director/Chairman
                          ---------------------------------------
                                [Corporate Seal]


     WARRANTORS:


                                Christopher Sturm


                                Carl Freer


      VENDORS:

                       master enterprises limited

                       By :
                            ------------------------------------------------
                                Christopher Sturm

                       NORTHERN ROCK TRADING INC

                       By :
                           -------------------------------------------------


                       GOVINDA CORPORATION

                       By :
                           -------------------------------------------------



                       ALESTRA CORPORATION

                       By :
                           -------------------------------------------------


                       MERIENA CORPORATION

                       By :
                           -------------------------------------------------


                       FLOURANTIS INVESTMENTS NV

                       By :
                           -------------------------------------------------


                       RADESCO CORPORATION NV

                       By :
                           -------------------------------------------------

                       FUNDAS INVESTMENTS NV

                       By :
                           -------------------------------------------------


    ROSENDALE AVV

                       By :
                           -------------------------------------------------


                       HILLSIDE SAND CORPORATION

                       By :
                           -------------------------------------------------


                       LUKETON ENTERPRISES AVV

                       By :
                           -------------------------------------------------


                       SUNDERLAND INVESTMENTS AVV

                       By :
                           -------------------------------------------------

                             SCHEDULE 1

                             the Vendors

---------------------------- ---------- ------------------------- --------------
Name                       Shares    Percentage of      Consideration Shares
                                     Shares
                                     and Consideration
                                     Shares

-------------------------- --------- ------------------ -------------------
Master Enterprises Ltd                    25.4%         5,080,000
-------------------------- --------- ------------------ -------------------
Christopher Sturm                         12.7%         2,540,000
-------------------------- --------- ------------------ -------------------
Northern Rock Trading Inc                  6.2%         1,240,000
-------------------------- --------- ------------------ -------------------
Govinda Corporation                        6.2%         1,240,000
-------------------------- --------- ------------------ -------------------
Alestra Corporation                        6.2%         1,240,000
-------------------------- --------- ------------------ -------------------
Meriena Corporation                        6.15%        1,230,000
-------------------------- --------- ------------------ -------------------
Flourantis Investments NV                  6.15%        1,230,000
-------------------------- --------- ------------------ -------------------
Radesco Corporation NV                     6.1%         1,220,000
-------------------------- --------- ------------------ -------------------
Fundas Investments NV                      5.0%         1,000,000
-------------------------- --------- ------------------ -------------------
Rosendale AVV                              5.0%         1,000,000
-------------------------- --------- ------------------ -------------------
Hillside Sand Corporation                  5.0%         1,000,000
-------------------------- --------- ------------------ -------------------
Luketon Enterprises AVV                    5.0%         1,000,000
-------------------------- --------- ------------------ -------------------
Sunderland Investments AVV                 4.9%         980,000
-------------------------- --------- ------------------ -------------------
Addresses of Vendors:_______________________.

                               DISCLOSURE SCHEDULE


(A)      FUNDAMENTAL CORPORATE DOCUMENTS

          (1)  Certificate/Articles of Incorporation, as amended to date

          (2)  By-Laws, as amended to date

          (3) Minutes of all meetings: Board of Directors, Committees thereof, and Shareholders

          (4)  Certificates of Good Standing (to be ordered)

          (5) List of states and foreign countries in which qualified to do business or currently conducting business and a description of the Company's business activities in each

          (6)  List of subsidiaries and/or Shareholders

          (7) Any other agreements to purchase the stock or the assets of any company or to merge with any company

          (8) All consents, filings, and correspondence with or to federal or state regulatory agencies

          (9) Permits for conduct of business, including licenses, franchises, concessions and distributorship agreements

          (10) Current organizational chart for the Company and subsidiaries, operating divisions, and hierarchy of officers

          (11) All names under which the Company or any predecessor thereof has done business in the past five years

          (12) UCC Status Check

(B) COMMON STOCK, PREFERRED STOCK, WARRANTS, OPTIONS, DEBENTURES, BONDS, PREEMPTIVE RIGHTS\REDEMPTIONS, ETC.

          (1) Listing of holders of any other securities (i.e., options, warrants, convertible debt with ---- copies of representative documents

          (2) Stock option plans or other stock plans for officers, directors or employees along with form of restricted stock purchase agreements or options

          (3) Any voting trust agreements, general voting agreements, or other Shareholder agreements (4) Powers of attorney with respect to securities (5) Documents pertaining to any pre-emptive rights outstanding with respect to any securities of the Company



(C)      MATERIAL CONTRACTS AND AGREEMENTS

         (1) List of suppliers and manufacturers and vendors, with copies of significant agreements

(2) List of customers, with copies of agreement

          (3)  Agreements with distributors, dealers or sub-licensees

          (4) All current loan agreements, debentures, lines of credit, deeds of trusts, security agreements or other instruments, including any guaranties, and any correspondence, with any lenders relating to any default, acceleration or termination of those agreements

          (5) Documentation relating to loans to or from officers, directors or employees

          (6)  Leases for office equipment, furniture and automobiles

          (7)  Sample contracts with customers

          (8)  Sample contracts with suppliers

          (9)  Employment contracts

          (10) Management incentive or bonus plans

          (11) Partnership or joint venture agreements

          (12) R&D agreements or any joint product development agreement with outsiders

          (13) License agreements (other than with respect to Company's intellectual property)

          (14) Consulting agreements

          (15) List of exclusive distributorship agreements detailing the geographic areas and limits of exclusivity

          (16) No-compete and confidentiality agreements with any person or entity

(D)      INTELLECTUAL PROPERTY MATTERS:

          (1) Provide contact at and arrange for parent, trademarks & copyright counsel to be available for meeting with Purchaser's counsel

          (2)  Patents and pending applications (list)

          (3)  Patent assignments establishing title from inventor

          (4)  Prosecution files for all patents

          (5)  License agreements with respect to intellectual property

          (6) Trademarks or pending applications for trademarks (state and federal lists)

          (7)  Trademarks searches

          (8) Miscellaneous agreements re trademarks (assignments, licenses, etc.)

          (9)  Registered copyrights (list)

          (10) Agreements with author of copyright work (employees or independent contractors)

          (11) Copyright agreements with non-author third parties (assignments, etc.)

          (12) Form of trade secret or other confidentiality agreements with employees or consultants, or customers

          (13) List of claims or threatened claims for infringement of an parents, trademark or copyrights

          (14) Record of fees paid to establish or maintain ownership of intellectual property

          (15) Software licenses (list) and copies of material licenses

(E)      GOVERNMENTAL LICENSES, PERMITS, CONSENTS

          (1) A copy of or schedule showing any permits or governmental consents including regulatory compliance with the FTC, FDA, OSHA, EPA, etc.

          (2)  All material correspondence from any regulatory agency

          (3) All documents relating to permits, approvals or licenses obtained or applied for

(F)      INSURANCE

          (1) A list of all insurance policies, with description of risks, amount of coverage and premium

          (2)  A copy of any key-man insurance and present value calculation

          (3) A description of any directors' and officers' indemnity\liability insurance coverage

          (4)  Worker's compensation

(G)      EMPLOYEE BENEFIT PLANS AND SALARIES; LABOR MATTERS

          (1) Collective bargaining agreements, related letters of understanding, etc.

          (2) Grievance or summaries of all grievance filed in the last two years

          (3) Labor arbitration awards in the last 2 years and any pending demands for arbitration

          (4)  Pension plan documents and records as to contribution, etc.

          (5) A schedule describing all unfunded pension and related liabilities under any pension or other employee benefit plan; and actuarial reports for each defined benefit pension plan; tax returns; reports, determination letters and other communications or filing with the Internal Revenue Service, the Department of Labor and the Pension Benefit Guaranty Corporation (including Form 5500)

          (6) Payroll, time and other work records documenting compliance with wage and hour laws.

          (7) Employee health or other benefit plans and documents and Employer's record of contributions to same, any other profit sharing, pension, bonus, incentive or other similar compensation or retirement plans or arrangements, and any Internal Revenue Service determination letters relating thereto

          (8) Personnel records re liability for accrued vacations, severance pay, stock options, and other benefits

          (9) Employee handbooks, personnel policy manuals, forms of employment contracts, and other personnel literature reciting terms & conditions of employment and personnel procedures

          (10) Employment agreements, contracts or commitments with any individual and any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan for existing or former employees, officers or directors and other agreement for work by individual independent contractors

          (11) Judicial or administrative complaints filed with any court or agency in the last two years alleging any form of employment discrimination, wrongful termination or breach of contract related to employment and indicating disposition or present status (judgment, settlement, pending, consent, decrees, etc.)

          (12) Affirmative action plans, together with copies of contracts to supply goods or services directly or indirectly to the federal government

          (13) Workers compensation and unemployment compensation claims histories

          (14) Records demonstrating compliance with COBRA

          (15) A schedule of remuneration for the past and present year to the five most highly compensated officers, and to all officers and directors as a group, including salaries, directors' fees, commissions, bonuses, deferred compensation, and other fringe benefits

(H) LITIGATION\CLAIMS\LOSS CONTINGENCIES. PLEASE PROVIDE COPIES OF ALL DOCUMENTATION RELATING TO PENDING OR THREATENED LITIGATION, ASSESSMENTS OR CLAIMS, INCLUDING:

          (1) List of all pending litigation, contractual disputes and threatened claims and make available copies of documentation relating to any lawsuit and relating pleadings (including arbitration and governmental proceedings); unasserted possible claims or assessments

          (2) Correspondence, memoranda or notes concerning any dispute with suppliers, competitors or customers regarding any claim for an amount in excess of $5,000 or which could have a material impact

          (3) Correspondence with auditors regarding threatened or pending litigation, assessments or claims

          (4) Correspondence, memoranda or notes concerning inquiries from federal or state taxing authorities

          (5) Correspondence, memoranda or notes concerning inquiries from federal or state occupational safety and hazard officials

          (6) Correspondence, memoranda or notes concerning inquiries from federal or state authorities regarding equal opportunity violations


          (7)  Correspondence, memoranda or notes concerning warranty claims

          (8) Correspondence, memoranda or notes concerning inquiries from federal or state agencies concerning potential violations of any other law, rule or regulation

          (9) Correspondence, memoranda or notes concerning any material litigation, assessments or claims involving the import or export of the Company's products

          (10) Attorney's opinion letters to auditors in connection with audits for the last five years

          (11) Copies of any settlement agreements or correspondence regarding such to which the Company or any of its directors, officers, or key employees have been or are a party within the past three years or which are threatened against any of them

          (12) Any memoranda of counsel with respect to pending or threatened litigation

          (13) All consents decrees, judgments, other decrees or orders, settlement agreements

(I)      FINANCIAL MATTERS.

          (1) List of banks or other lenders with whom Company has a financial relationship (briefly describe nature of relationship lines of credit, etc.) List of bank accounts and safe deposit boxes giving authorized signatories

          (2) Computations demonstrating compliance with covenants in existing financing documents

          (3) Audited or reviewed financial statements both consolidated and consolidating for the last three years; income statement; balance sheets, and other customary financials for the last five years

          (4)  Most recent projected financial and cash flow statements

          (5) A schedule showing current accounts receivable, including quality, aging and special cases thereof and payable list at the end of most recent month and at the end of the last four quarters

          (6) All interim income statements and balance sheets prepared since the date of the last audited financial statements

          (7)  Pricing policies and compliance

          (8) Identify and describe all (a) contingent liabilities not reflected on the Company's financial statements; (b) monetary reserves established for specific risk situations; (c) disagreements with Company's outside auditors concerning Company's financial reporting during preceding two years

          (9) Brief description of nature of prepaid or deferred income or expenses

          (10) Any sales projections and estimates; current budget and any budget projections

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          (11) Changes in accounting policies

          (12) Documents relating to material write downs, or write offs of note, accounting receivable or other assets

(J)      TAX MATTERS

          (1) State and Federal returns for latest closed and all open years (federal, state and local)

          (2) Communications between the Company and the IRS, including, without limitation: (a) audit and revenue agents' reports (federal, state and local); (b) settlement and consent documents and correspondence; (c) agreements waiving statute of limitations or extending time

          (3) Copies of documents relating to IRS or state tax proceedings, deficiencies assessed, or audits commenced

          (4)  Sub-chapter S elections

          (5) List of states and foreign countries in which tax returns are filed because of the ownership of property or conduct of business by the Company

(K)      REAL ESTATE MATTERS

          (1)  Leases

          (2) All leases of all property and all leases of any substantial amount of personal property to which the Company or any of its subsidiaries is a party

          (3)  Title Policies

          (4)  Surveys

(L)      INFORMATION DISSEMINATED CONCERNING THE COMPANY

          (1)  All present releases issued by the Company within the past year

          (2) Samples or marketing and sales literature used for various services

          (3) All market studies, feasibility studies, analyzes, and similar reports concerning the Company prepared within the past three years

          (4) All marketing and other descriptive brochures regarding the Company prepared within the past three years

(M)      OTHER MATTERS.

          (1)  All consultants' reports, within the last three years

          (2)  Recent business/strategic plans/projections

          (3)  Industry reports or market studies in Company's service lines

          (4)  Finders or brokers agreements

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          (5)  Other material agreements

          (6)  UCC filings affecting any Company property

          (7)  Membership in trade associations

          (8) Any other documents or information which in your judgment, are significant with respect to the business of the Company and its subsidiaries or which should be considered and reviewed or in order to evaluate accurately the financial condition of the Company and its subsidiaries and to determine the accuracy of the statements in the Acquisition Agreement and the completeness of the Exhibits and Schedules delivered pursuant thereto or alternatively, and are necessary for counsel to the Company to issue the opinion, required by the Acquisition Agreement.



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                             FD DISCLOSURE SCHEDULE




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